                                                                EXECUTION COPY



                                  $85,000,000

                         12.25% Series A Senior Notes

                             due December 15, 2003

                              PURCHASE AGREEMENT




                                                             December 20, 1996

                              PURCHASE AGREEMENT

                                                             December 20, 1996

DILLON, READ & CO. INC.
   as Initial Purchaser
535 Madison Avenue
New York, New York  10022

Dear Ladies and Gentlemen:

      Willcox & Gibbs, Inc. (the "Company") proposes to issue and sell to you (also referred to herein as the "Initial Purchaser") $85,000,000 aggregate principal amount of its 12.25% Series A Senior Notes due December 15, 2003 (the "Notes"). The Notes are described in the Offering Memorandum which is referred to below.

      The Notes are to be issued pursuant to an indenture (the "Indenture") to be dated as of the Closing Date (as defined herein), among the Company, WG Apparel, Inc. ("Apparel"), Clinton Machinery Corporation and Clinton Management Corp. (together, "Clinton"), Leadtec Systems, Inc. ("Leadtec"), W&G Daon, Inc. ("W&G Daon"), J&E Sewing Supplies, Inc. ("J&E"), W&G Tennessee Imports, Inc. ("W&G Tennessee"), Clinton Leasing Corp. ("Clinton Leasing"), Clinton Equipment Corp. ("Clinton Equipment Corp.) and Paradise Color Corp. ("Paradise Color") (Apparel, Clinton, Leadtec, W&G Daon, J&E, W&G Tennessee, Clinton Leasing, Clinton Equipment and Paradise Color are referred to herein collectively as the "Subsidiary Guarantors") and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). Pursuant to the Indenture, the Notes will be unconditionally guaranteed on a senior unsecured basis (the "Subsidiary Guarantees") by the Subsidiary Guarantors. Pursuant to a Pledge and Security Agreement, dated the Closing Date (the "Stock Pledge Agreement"), between the Company and the Trustee, the Notes will be secured by a pledge of 65% of the capital stock of Willcox & Gibbs, Ltd. Copies of the Indenture and the Stock Pledge Agreement, in substantially final form, have been delivered to the Initial Purchaser.

      A portion of the proceeds from the sale of the Notes will be used to finance the acquisition by WG Apparel, Inc. ("Apparel"), a Delaware corporation and a wholly owned subsidiary of the Company, of all the outstanding capital stock of Macpherson Meistergram, Inc. ("Macpherson"), a North Carolina corporation, and Geoffrey E. Macpherson Canada, Inc. ("GEMC"), an Ontario corporation, pursuant to that certain Stock Purchase Agreement, dated as of November 27, 1996 (the "Stock Purchase Agreement"), by and among the Company, Apparel, Macpherson, GEMC, Neil A. Macpherson and the other stockholders of Macpherson.

      In connection with the issuance of the Notes, (i) the Company, Apparel, Leadtec and Clinton (collectively, the "Borrowers"), have entered into a Financing and Security Agreement, dated December 17, 1996, with NationsBank, N.A. (the "Lender"), to be joined by Macpherson, as Borrower as of the time of purchase, and (ii) the Company has entered into an amendment (the "Clinton Amendment") to the Agreement and Plan of Merger, dated December 17, 1995, among the Company, Clinton Machinery Corporation, Apparel, Frank Scannavino, Charles Nall and Marc Glazer.

      Holders of the Notes (including subsequent transferees) of the Notes will have the registration rights set forth in the Registration Rights Agreement of even date herewith (the "Registration Rights Agreement") among the Company, the Subsidiary Guarantors and the Initial Purchaser. Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement (the "Exchange Offer Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to an offer to exchange the Notes for a new issue of debt securities of the Company (the "Exchange Notes") with terms substantially identical to those of the Notes (the "Exchange Offer") and
(ii) under certain circumstances specified in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

      The Company has furnished to you for your use copies of a preliminary offering memorandum, dated November 29, 1996 (the "Preliminary Offering Memorandum"), and will promptly prepare and furnish to you for your use copies of an offering memorandum, dated December 19, 1996 (the "Offering Memorandum"), relating to the Notes. The Preliminary Offering Memorandum and the Offering Memorandum, as amended and supplemented, are hereinafter referred to as the "Offering Documents."

      This Agreement, the Indenture, the Registration Rights Agreement and the Stock Pledge Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

      The Company and the Subsidiary Guarantors jointly and severally agree with the Initial Purchaser as follows:

      1. Sale and Purchase. Upon the basis of the warranties and representations and the other terms and conditions herein set forth, the Company agrees to sell to the Initial Purchaser and the Initial Purchaser agrees to purchase from the Company, $85,000,000 aggregate principal amount of Notes at a purchase price of 94.75% of the principal amount thereof, plus accrued interest, if any, from the Closing Date (as hereinafter defined). You shall release the Notes for sale as described in the next succeeding paragraph promptly after this Agreement becomes effective. You may from time to time increase or decrease the offering price after your purchase to such extent as you may determine.

      2. Payment and Delivery. The Company will deliver against payment of the purchase price the Notes in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Documents. Payment for the Notes shall be made by the Initial Purchaser in Federal (same-day) funds by wire transfer to an account in New York previously designated to the Initial Purchaser by the Company at a bank acceptable to the Initial Purchaser at 10:00 a.m. (New York time), January 3, 1997, or at such other time not later than seven full business days thereafter as the Initial Purchaser and the Company determine, such time being herein referred to as the "time of purchase" or the "Closing Date," against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Notes. The Global Securities will be made available for checking at the office of the Trustee at least 24 hours prior to the Closing Date.

      Notwithstanding the foregoing, any Notes sold to Institutional Accredited Investors (as hereinafter defined) pursuant to Section 4(c) hereof shall be issued in definitive, fully registered form (the "Definitive Certificates") and shall bear the legend relating thereto set forth under "Transfer Restrictions" in the Offering Documents, but shall be paid for in the same manner as any Notes to be purchased by the Initial Purchaser hereunder and to be offered and sold by them in reliance on Rule 144A under the Securities Act ("Rule 144A"). Definitive Certificates shall be registered in such names and in such denominations as the Initial Purchaser may request not less than two business days in advance of the Closing Date.

      3. Representations and Warranties of the Company. The Company represents and warrants to the Initial Purchaser that:

            (a) as of their respective dates and in the case of the Offering Memorandum, as of the date of this Agreement, no Offering Document contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Offering Documents in reliance upon and in conformity with information concerning the Initial Purchaser and furnished in writing by or on behalf of the Initial Purchaser to the Company expressly for use in the Offering Documents;

            (b) as of September 30, 1996, the Company had an authorized capitalization as set forth under the heading entitled "Actual" in the section of the Offering Documents entitled "Capitalization" and, assuming the time of purchase had occurred as of September 30, 1996, the Company would have had an authorized capitalization as set forth under the heading entitled "Pro Forma" in the section of the Offering Documents entitled "Capitalization"; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority to own its properties (including, upon the closing of the transactions contemplated by the Stock Purchase Agreement, the power and authority to own, directly or indirectly through one or more Subsidiaries (as defined herein), the properties owned by Macpherson and GEMC) and conduct its business (including, upon the closing of the transactions contemplated by the Stock Purchase Agreement, the power and authority to conduct, directly or indirectly through one or more Subsidiaries, the business conducted by Macpherson and GEMC) as described in the Offering Documents, to execute and deliver the Operative Documents, the New Credit Agreement, the Clinton Amendment, the Barudan Amendment (as such term is defined in the Stock Purchase Agreement) and the ELC Acquisition Agreement (as such term is defined in the Stock Purchase Agreement) and to issue and sell the Notes as herein contemplated;

            (c) each of the Company's direct and indirect subsidiaries (the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to own its properties and conduct its respective business as described in the Offering Documents, and in the case of each Subsidiary Guarantor, to execute and deliver this Agreement, the Subsidiary Guarantees, the Registration Rights Agreement and the Indenture and to the extent a party thereto, the New Credit Agreement, the Clinton Amendment, the Barudan Amendment and the ELC Acquisition Agreement; all of the issued and outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned beneficially by the Company free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever, except for the liens listed on Schedule I to this Agreement; other than as listed on Schedule I to this Agreement, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

            (d) each of Macpherson and GEMC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to own its properties and conduct its respective business, as described in the Offering Documents, and to execute and deliver the Stock Purchase Agreement; all of the issued and outstanding shares of capital stock of each of Macpherson and GEMC have been duly authorized and validly issued, are fully paid and non-assessable, and upon consummation of the transactions contemplated by the Stock Purchase Agreement, will be owned beneficially by the Company free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever; Macpherson and GEMC do not have any other subsidiaries and do not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

            (e) the Company, each of the Subsidiaries, Macpherson and GEMC are duly qualified or licensed by and are in good standing in each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed or qualified could reasonably be expected to have a material adverse effect on the results of operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole (a "Company Material Adverse Effect") or Macpherson and GEMC taken as a whole (a "Macpherson Material Adverse Effect"), and the Company, each of the Subsidiaries, Macpherson and GEMC are in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions;

            (f) none of the Company, the Subsidiaries, Macpherson or GEMC is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (i) its respective charter or by-laws or (ii) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company, any of the Subsidiaries, Macpherson or GEMC is a party or by which any of them is bound that has had or could reasonably be expected to have a Company Material Adverse Effect or a Macpherson Material Adverse Effect; and the execution, delivery and performance of the Operative Documents, the New Credit Agreement, the Clinton Amendment, the Barudan Amendment and the ELC Acquisition Agreement, the issuance of the Notes by the Company and consummation of the transactions contemplated hereby and thereby by the Company, the Subsidiaries, Macpherson and GEMC (to the extent a party thereto) will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), any provisions of the charter or by-laws of the Company, any of the Subsidiaries, Macpherson or GEMC or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company, any of the Subsidiaries, Macpherson or GEMC is a party or by which any of them or their respective properties may be bound, or under any Federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, any of the Subsidiaries, Macpherson or GEMC;

            (g) the Indenture has been duly authorized by each of the Company and the Subsidiary Guarantors and when executed and delivered by the Company, the Subsidiary Guarantors and the Trustee will constitute the legal, valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

            (h) the Notes have been duly authorized by the Company and when executed and authenticated in accordance with the terms of the Indenture and delivered by the Company against payment therefor in accordance with this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

            (i) the Exchange Notes have been duly authorized by the Company and when executed and authenticated in accordance with the terms of the Indenture and delivered by the Company against exchange of the Notes in accordance with the Indenture and the Registration Rights Agreement, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

            (j) the Operative Documents and the Stock Purchase Agreement have been duly authorized, executed and delivered by the Company, and the Stock Purchase Agreement has been duly authorized, executed and delivered by each of the other parties thereto, and constitute legal, valid and binding agreements of the Company and, with respect to the Stock Purchase Agreement, such other parties thereto, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity and, in the case of this Agreement and the Registration Rights Agreement, except for limitations on the indemnification of, or contribution to amounts paid by, any person in respect of liabilities under the Federal securities laws;

            (k) the New Credit Agreement, the Clinton Amendment, the Barudan Amendment and the ELC Acquisition Agreement have been duly authorized, executed and delivered by the Company and the Subsidiaries of the Company party thereto and constitute legal, valid and binding agreements of the Company and such Subsidiaries, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

            (l) the Operative Documents, the Notes, the New Credit Agreement, the Clinton Amendment, the Barudan Amendment and the ELC Acquisition Agreement conform in all material respects to the respective descriptions thereof contained in the Offering Documents;

            (m) no approval, authorization, consent or order of or filing with any Federal, state or local governmental or regulatory commission, board, body, authority or agency is required by the Company or any of the Subsidiary Guarantors in connection with the performance by the Company and the Subsidiary Guarantors of their respective obligations (to the extent a party thereto) under the Indenture, the Registration Rights Agreement, the Barudan Amendment and the ELC Acquisition Agreement, the issuance or sale of the Notes by the Company, the issuance of the Subsidiary Guarantees by the Subsidiary Guarantors or the consummation of the transactions contemplated by the Stock Purchase Agreement, other than actions required to comply with securities laws in the performance of the Registration Rights Agreement;

            (n) no approval, authorization, consent or order of or filing with any Federal, state or local governmental or regulatory commission, board, body, authority or agency, except for those of which have been or will be obtained prior to the Closing Date, is required by the Company or any of the Subsidiary Guarantors in connection with the performance by the Company and the Subsidiary Guarantors of their respective obligations (to the extent a party thereto) under the Stock Pledge Agreement, the New Credit Agreement and the Clinton Amendment;

            (o) KPMG Peat Marwick LLP, whose reports on the (i) consolidated financial statements of the Company and its Subsidiaries and (ii) combined financial statements of Clinton are included in the Offering Documents, and Arthur Andersen LLP, whose reports on the consolidated financial statements of Macpherson and GEMC are included in the Offering Documents, are each independent public accountants as required by the Act and the applicable published rules and regulations thereunder;

            (p) each of the Company, the Subsidiaries, Macpherson and GEMC has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any Federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from any governmental entity, in order to conduct its respective business, except for any failure to do so that would have a Company Material Adverse Effect or a Macpherson Material Adverse Effect; none of the Company, any of the Subsidiaries, Macpherson or GEMC, is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, any of the Subsidiaries, Macpherson or

      GEMC the effect of which could reasonably be expected to have a Company Material Adverse Effect or a Macpherson Material Adverse Effect;

            (q) there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company, any of the Subsidiaries, Macpherson or GEMC or any of their respective properties, at law or in equity, or before or by any Federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could reasonably be expected to result in a judgment, decree or order having a Company Material Adverse Effect or a Macpherson Material Adverse Effect;

            (r) the audited consolidated financial statements included in the Offering Documents present fairly in all material respects (i) the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and changes in cash flows of the Company and the Subsidiaries for the periods specified, (ii) the combined financial position of Clinton as of the dates indicated and the combined results of operations and changes in cash flows of Clinton for the periods specified and (iii) the consolidated financial position of Macpherson and GEMC as of the dates indicated and the consolidated results of operations and changes in cash flows of Macpherson and GEMC for the periods specified; such consolidated financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved except as indicated in the respective notes thereto;

            (s) the unaudited interim consolidated financial statements of the Company included in the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and changes in cash flows of the Company and the Subsidiaries for the periods specified, subject to normal year-end adjustments; such unaudited interim consolidated financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except for the absence of footnotes required by such principles;

            (t) the unaudited pro forma combined financial statements included in the Offering Documents comply as to form in all material respects with the applicable accounting requirements of the rules and regulations under the Securities Act and (A) management of the Company believes the assumptions underlying the pro forma adjustments are reasonable, (B) such adjustments have been properly applied to the historical amounts in the compilation of such statements and (C) such statements fairly present in all material respects, with respect to the Company, the Subsidiaries, Macpherson and GEMC, the combined pro forma financial position and results of operations at the respective dates and for the respective periods therein specified;

            (u) subsequent to the respective dates as of which information is given in the Offering Documents, and except as may be otherwise stated in the Offering Documents, there has not been (i) any material and unfavorable change, financial or otherwise, in the results of operations, business, condition (financial or otherwise) or prospects, present or prospective, of the Company and the Subsidiaries taken as a whole, or Macpherson and GEMC taken as a whole, (ii) any transaction, which is material to the Company and the Subsidiaries taken as a whole, or Macpherson and GEMC taken as a whole, contemplated or entered into by the Company, any of the Subsidiaries, Macpherson or GEMC or (iii) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company, any of the Subsidiaries, Macpherson or GEMC which is material to the Company and the Subsidiaries taken as a whole, or Macpherson or GEMC taken as a whole;

            (v) except as contemplated by this Agreement or disclosed in the Offering Documents, there is no broker, finder or other party engaged by the Company or any affiliate of the Company that is entitled to receive from the Company, any of the Subsidiaries or the Initial Purchaser any brokerage or finder's fee or other fee or commission as a result of the transactions contemplated by this Agreement;

            (w) except as disclosed in the Offering Documents, none of the Company, the Subsidiaries, Macpherson, or GEMC is (i) in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), (ii) owns or operates any real property contaminated with any substance that is subject to any environmental laws, (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws, or (iv) is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim referred to in clause (i), (ii), (iii) or (iv) individually or in the aggregate could reasonably be expected to have a Company Material Adverse Effect or a Macpherson Material Adverse Effect and the Company is not aware of any pending investigation which might lead to such a claim except for any such claim that would not have such a Company Material Adverse Effect or a Macpherson Material Adverse Effect;

            (x) except as disclosed in the Offering Documents, the Company and each of the Subsidiary Guarantors maintains insurance covering the operation of its business and such insurance insures against such losses and risks in accordance with customary industry practice to protect the Company and each of the Subsidiary Guarantors and its respective business; neither the Company nor any of the Subsidiary Guarantors has received notice from any insurer or agent of such insurer that any material capital improvements or other material expenditures will have to be made in order to continue any insurance maintained by any of them other than capital improvements and other expenditures in the ordinary course of the Company's or such Subsidiary Guarantor's business;

            (y) the Company has delivered to the Initial Purchaser true and correct copies of the Stock Purchase Agreement, the Clinton Amendment, the Barudan Amendment and the ELC Acquisition Agreement in the forms originally executed, and there have been no amendments or waivers thereto or in the exhibits or schedules thereto;

            (z) the Company has delivered to the Initial Purchaser a true and correct executed copy of the New Credit Agreement and there have been no amendments, alterations or modifications to the New Credit Agreement or waivers of any of the provisions thereof;

            (aa) the Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor is it a closed-end investment company required to be registered, but not registered, thereunder; and the Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Documents, will not be an "investment company" as defined in the Investment Company Act;

            (bb) no securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or quoted in the U.S. automated inter-dealer quotation system;

            (cc) assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 4 hereof, the offer and sale of the Notes in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act; and it is not necessary to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") in connection with such offer and sale of the Notes;

            (dd) neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser), (i) has (except as contemplated by the Offering Documents), within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Notes, or any security of the same class or series as the Notes or (ii) has offered or will offer or sell the Notes (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or
      (B) with respect to any such
      securities sold in reliance on Rule 904 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S; the Company, its affiliates and any person acting on its or their behalf (other than the Initial Purchaser) have complied and will comply with the offering restrictions requirement of Regulation S; the Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for this Agreement; and

            (ee) there is no "substantial U.S. market interest" as defined in Rule 902(n) of Regulation S in the Company's debt securities.

      4. Representations by the Initial Purchaser; Resale by the Initial Purchaser.

            (a) The Initial Purchaser represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

            (b) The Initial Purchaser acknowledges that the Notes have not been registered under the Securities Act and, unless so registered, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. The Initial Purchaser represents and agrees that it has offered and sold the Notes and will offer and sell the Notes only in accordance with Rule 144A, to a limited number of Institutional Accredited Investors (as hereinafter defined) in accordance with subsection (c) of this Section 4 or outside the United States to foreign persons in transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act. Accordingly, neither the Initial Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Notes, and the Initial Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Unless otherwise defined herein, terms used in this subsection (b) have the meanings given to them by Regulation S.

            (c) The Initial Purchaser may offer and sell Notes in definitive, fully registered form to a limited number of institutions, each of which is reasonably believed by the Initial Purchaser to be an "accredited investor" within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a) (1), (2), (3) or
      (7) under the Securities Act (each, an "Institutional Accredited Investor"); provided, however, that each such Institutional Accredited Investor executes and delivers to the Initial Purchaser and the Company, prior to the consummation of any sale of Notes to such Institutional Accredited Investor, an Initial Purchaser's Letter in substantially the form attached as Annex A to the Offering Documents (an "Initial Purchaser's Letter").

            (d) The Initial Purchaser represents, warrants and agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except with the prior written consent of the Company.

            (e) The Initial Purchaser agrees that it and each of its affiliates or anyone acting on its behalf will not offer or sell the Notes purchased hereby in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Initial Purchaser agrees, with respect to resales of any of the Notes made in reliance on Rule 144A, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that such resale has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

            (f) The Initial Purchaser represents, warrants and agrees that (i) it has not offered or sold, and prior to the date six months after the date of issue of the Notes will not offer or sell, any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Public Offers of Securities Regulations 1995 and the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on, and will only issue or pass on to any person, in the United Kingdom, any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

            (g) The Initial Purchaser represents, warrants and agrees that (i) it has not solicited, and will not solicit, offers to purchase any of the Notes from, (ii) it has not sold, and will not sell, any of the Offering Documents to, and (iii) it has not distributed, and will not distribute, the Notes to, any person or entity in any jurisdiction outside of the Untied States except, in each case, in compliance in all material respects with all applicable laws. For the purpose of this Agreement, "United States" means the United States of America, its territories, its possessions and other areas subject to its jurisdiction.

      5.    Certain Covenants of the Company.

            (a) The Company will advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Documents and will not effect such amendment or supplementation without the Initial Purchaser's consent, which consent shall not be unreasonably withheld. If, at any time prior to the completion of the initial resale of the Notes by the Initial Purchaser, any event occurs as a result of which the Offering Documents as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Initial Purchaser of such event and promptly will prepare at its own expense, an amendment or supplement which will correct such statement or omission. Neither the Initial Purchaser's consent to, nor the Initial Purchaser's delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
      Section 7.

            (b) The Company will furnish to the Initial Purchaser copies of the Offering Documents and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Initial Purchaser reasonably requests, and the Company will furnish to the Initial Purchaser on the date thereof three copies of the independent accountants' reports included in the Offering Memorandum manually signed by such independent accountants. At any time when the Company is not subject to
      Section 13 or 15(d) of the Exchange Act, for so long as any Notes are outstanding, the Company will promptly furnish or cause to be furnished to the Initial Purchaser and, upon request of holders and prospective purchasers of the Notes, to such holders and purchasers, a reasonable number of copies of the information required to be delivered to holders and prospective purchasers of the Notes pursuant to Rule 144(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Notes. The Company will pay the expenses of printing and distributing to the Initial Purchaser all such documents.

            (c) The Company will arrange, in cooperation with the Initial Purchaser and its counsel, for the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Initial Purchaser designates and will continue such qualifications in effect so long as required to complete the resale of the Notes by the Initial Purchaser; provided, however, that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

            (d) During the period of three years after the Closing Date or, if earlier, until such time as the Notes are no longer restricted securities (as defined in Rule 144 under the Securities Act), the Company will not, and will not permit any of its affiliates

      (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been reacquired by any of them.

            (e) During the period of three years after the Closing Date or, if earlier, until such time as the Notes are no longer restricted securities (as defined in Rule 144 under the Securities Act), the Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act and will not be or become a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

            (f) The Company will furnish to you as early as practicable prior to the time of purchase, but no later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of (i) the Company and its Subsidiaries and (ii) Macpherson and GEMC, which have been read by the Company's independent certified public accountants and Macpherson's independent certified public accountants, respectively, as stated in their letters to be furnished pursuant to Section 6(c) of this Agreement.

            (g) In connection with the offering, until the Initial Purchaser shall have notified the Company of the completion of the resale of the Notes, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Notes; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Notes.

            (h) For a period of 90 days after the date of the Offering Memorandum, neither the Company nor any of its Subsidiaries will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued by the Company or any of its Subsidiaries (other than the Exchange Notes as contemplated by the Registration Rights Agreement) in any transaction involving a public offering or a private placement in connection with intended resale under Rule 144A and having a maturity of more than three years from the date of issue or publicly disclose the intention to make any such offer, sale, pledge or disposal, without the prior written consent of the Initial Purchaser. Neither the Company nor any of its Subsidiaries will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Notes.

            (i) The Company will apply the net proceeds from the sale of the Notes in the manner set forth under the caption "Use of Proceeds" in the Offering Memorandum.

            (j) The Company will pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Initial Purchaser except as set forth under Section 6 hereof and subclause (iv) below) in connection with (i) the preparation of the Offering Documents, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Initial Purchaser (including costs of mailing and shipment), (ii) the preparation, issuance, execution, authentication and delivery of the Notes, (iii) the word processing and/or printing of this Agreement, the Indenture, and the reproduction and/or printing and furnishing of copies of each thereof to the Initial Purchaser (including costs of mailing and shipment), (iv) the determination of the eligibility of the Notes for investment under state securities or Blue Sky laws (including the legal fees and filing fees and other disbursements of counsel for the Initial Purchaser) and the printing and furnishing of copies of any Blue Sky surveys or legal investment surveys to the Initial Purchaser, (v) any fees payable to investment rating agencies with respect to the Notes (vi) the cost of qualifying the Notes for trading in the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") Market and any expenses incidental thereto and (vii) the performance of the Company's other obligations hereunder.

            (k) The Company will use its best efforts to cause the Notes to be eligible for trading in the PORTAL Market upon issuance.

            (l) The Company will comply with all of its agreements set forth in the Registration Rights Agreement and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

            (m) The Company will cause each Note to bear the legend set forth in the form of Note attached as Exhibit 1 to Appendix A to the Indenture until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described therein.

      6. Reimbursement of Initial Purchaser Expenses. If the Notes are not delivered for any reason other than the termination of this Agreement pursuant to the first two paragraphs of Section 8 hereof or the default by the Initial Purchaser in its obligations hereunder, the Company shall reimburse the Initial Purchaser for all of its reasonable out-of-pocket expenses, including the fees and disbursements of its counsel.

      7. Conditions of Initial Purchaser's Obligations. The Initial Purchaser's obligations hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase, the performance by the Company of its obligations hereunder and to the following conditions:

            (a) The Company shall furnish to you at the time of purchase an opinion of Hughes Hubbard & Reed LLP, special counsel for the Company, addressed to the Initial Purchaser and dated the time of purchase and in form satisfactory to King & Spalding, counsel for the Initial Purchaser, stating that:

                  (i) the Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to execute and deliver this Agreement, the Indenture and the Registration Rights Agreement (collectively, the "Transaction Documents") and to issue, sell and deliver the Notes;

                  (ii) each of the Subsidiary Guarantors is a corporation
            validly existing in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to execute and deliver the Transaction Documents to which it is a party;

                  (iii) this Agreement has been duly authorized by all necessary corporate action on the part of the Company and each of the Subsidiary Guarantors and has been executed and delivered by the Company and each of the Subsidiary Guarantors;

                  (iv) the Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Subsidiary Guarantors, has been executed and delivered by the Company and each of the Subsidiary Guarantors and constitutes the legal, valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

                  (v) the Notes have been duly authorized by all necessary
            corporate action on the part of the Company and, when executed and authenticated in accordance with the terms of the Indenture and delivered by the Company against payment therefor in accordance with this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization or similar laws affecting creditors' rights generally and general principles of equity;

                  (vi) the Exchange Notes have been duly authorized by all
            necessary corporate action on the part of the Company and, when executed and authenticated in accordance with the terms of the Indenture and delivered by the Company in exchange for the Notes in accordance with the Indenture, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

                  (vii) the Registration Rights Agreement has been duly
            authorized by all necessary corporate action on the part of the Company and the Subsidiary Guarantors, has been executed and delivered by the Company and the Subsidiary Guarantors and constitutes legal, valid and binding agreements of the Company and the Subsidiary Guarantors enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

                  (viii) the Indenture, the Notes and the Registration Rights
            Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum;

                  (ix) no approval, authorization, consent or order of or filing with any Federal or New York state governmental or regulatory commission, board, body, authority or agency is required to be obtained by the Company or any of the Subsidiary Guarantors in connection with the performance by the Company and the Subsidiary Guarantors of their respective obligations under the Transaction Documents (to the extent a party thereto), the issuance or sale of the Notes by the Company or the issuance of the Subsidiary Guarantees by the Subsidiary Guarantors, other than actions required to comply with securities laws in the performance of the Registration Rights Agreement;

                  (x) the execution, delivery and performance of the Transaction
            Documents, the issuance of the Notes by the Company and consummation of the transactions contemplated by the Transaction Documents by the Company and the Subsidiary Guarantors party thereto will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), any provisions of the charter or by-laws of the Company or any of the Subsidiary Guarantors or under any provision of the distribution agreements of the Company and the Subsidiary Guarantors with Pfaff AG, Pegasus Sewing Machine Mfg. Co., Ltd., M&R Printing Equipment, Inc., and Barudan America, Inc. and Barudan Company, Ltd., or under any Federal or New York state law, regulation or rule or any decree, judgment or order known to such counsel to be applicable to the Company or any of the Subsidiary Guarantors;

                  (xi) to such counsel's knowledge, there are no actions, suits or proceedings pending or threatened in writing against the Company, any of the Subsidiary Guarantors, Macpherson or GEMC or any of their respective properties, at law or in equity, or before or by any Federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could reasonably be expected to result in a judgment, decree or order having a Company Material Adverse Effect;

                  (xii) the Company is not and, after giving effect to the
            offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, will not be an "investment company" as defined in the Investment Company Act; and

                  (xiii) assuming the accuracy of the representations and
            warranties of the Initial Purchaser in Section 4 hereof, the offer and sale of the Notes in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act; and it is not necessary to qualify an indenture in respect of the Notes under the Trust Indenture Act in connection with such offer and sale of the Notes.

            In addition, such opinion shall include a statement that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchaser at which the contents of the Offering Memorandum were discussed, and although such counsel has not independently verified and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except as and to the extent stated in subparagraph (viii) above), on the basis of the foregoing such counsel does not believe that the Offering Memorandum, after giving effect to any amendment or supplement thereto made prior to the time of purchase, as of its date or at the time of purchase contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Offering Memorandum).

            (b) The Company shall furnish to you at the time of purchase an opinion of Waters, McPherson, McNeill, counsel for the Company, addressed to the Initial Purchaser and dated the time of purchase and in form satisfactory to King & Spalding, counsel for the Initial Purchaser, stating that:

                  (i) the Company has the corporate power and authority to own its properties (including, upon the closing of the transactions contemplated by the Stock Purchase Agreement, the properties owned by Macpherson and GEMC) and conduct its business (including, upon the closing of the transactions contemplated by the Stock Purchase Agreement, the business conducted by Macpherson and GEMC) as described in the Offering Documents and to execute and deliver the Stock Pledge Agreement, the New Credit Agreement, the Clinton Amendment, the Barudan Amendment and the ELC Acquisition Agreement;

                  (ii) each of the Company's direct and indirect Subsidiaries has the corporate power and authority to own its properties and conduct its respective business as described in the Offering Documents; all of the issued and outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record directly or indirectly by the Company free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever, except for the liens listed on Schedule I to this Agreement; other than the Subsidiaries listed on Schedule I to this Agreement, to the best of such counsel's knowledge, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

                  (iii) the Company and each of the Subsidiaries are duly
            qualified or licensed by and are in good standing in each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed or qualified could reasonably be expected to have a Company Material Adverse Effect, and the Company and each of the Subsidiaries are in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions;

                  (iv) the Stock Pledge Agreement, the New Credit Agreement, the
            Clinton Amendment, the Barudan Amendment and the ELC Acquisition Agreement have been duly authorized by all necessary corporate action on the part of the Company and the Subsidiaries party thereto, have been executed and delivered by the Company and the Subsidiaries party thereto and constitute legal, valid and binding agreements of the Company and the Subsidiaries party thereto, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, preferential transfers, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

                  (v) the Stock Pledge Agreement, the New Credit Agreement, the
            Stock Purchase Agreement, the Clinton Amendment, the Barudan Amendment and the ELC Acquisition Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum;

                  (vi) no approval, authorization, consent or order of or filing with any Federal, state or local governmental or regulatory commission, board, body, authority or agency is required to be obtained by the Company or any of the Subsidiary Guarantors in connection with the performance by the Company and the Subsidiary Guarantors of their respective obligations under the Stock Pledge Agreement, the New Credit Agreement, the Clinton Amendment, the Barudan Amendment and the ELC Acquisition Agreement or the consummation of the transactions contemplated by the Stock Purchase Agreement;

                  (vii) neither of the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (viii) its respective charter or by-laws or (ix) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any such Subsidiary is a party or by which any of them is bound that had or reasonably could be expected to have a Company Material Adverse Effect; and the execution, delivery and performance of the Stock Pledge Agreement, the New Credit Agreement, the Clinton Amendment, the Barudan Amendment and the ELC Acquisition Agreement and consummation of the transactions contemplated thereby by the Company and the Subsidiaries party thereto will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), any provisions of the charter or by-laws of the Company or any of the Subsidiaries or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound, or under any Federal, state, local or foreign law, regulation or rule or any decree, judgment or order known to such counsel applicable to the Company or any of its Subsidiaries, other than those which would not have a Company Material Adverse Effect;

                  (viii) to the best of such counsel's knowledge each of the
            Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any Federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from any governmental entity, in order to conduct its respective business, other than those which the failure to obtain would not have a Company Material Adverse Effect; to the best of such counsel's knowledge, neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which could reasonably be expected to have a Company Material Adverse Effect;

                  (ix) to the best of such counsel's knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any of the Subsidiaries or any of their respective properties, at law or in equity, or before or by any Federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could reasonably be expected to result in a judgment, decree or order having a Company Material Adverse Effect;

            (c) The Company shall furnish to you at the time of purchase an opinion of Smith Helms Mulliss & Moore LLP, counsel for Macpherson and GEMC, addressed to the Initial Purchaser and dated the time of purchase and in form satisfactory to King & Spalding, counsel for the Initial Purchaser, stating that:

                  (i) Macpherson has been duly incorporated and is validly
            existing as a corporation, authorized to transact business under the laws of the jurisdiction of its incorporation with full corporate power and authority to own its properties and to conduct its business, and to execute and deliver the Stock Purchase Agreement;

                  (ii) GEMC has been duly incorporated and is validly existing as a corporation, in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own its properties and to conduct its business, and to execute and deliver the Stock Purchase Agreement;

                  (iii) all of the issued shares of capital stock of Macpherson have been duly authorized and validly issued, are fully paid and non-assessable, and, to the best knowledge of such counsel, based upon a review of the corporate books and records, upon consummation of the transactions contemplated by the Stock

            Purchase Agreement, will be owned of record by the Company free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever other than those liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims created by the Company or as the result of actions of the Company;

                  (iv) all of the issued shares of capital stock of GEMC have been duly authorized and validly issued, are fully paid and nonassessable, and, to the best knowledge of such counsel, based upon a review of the corporate books and records, upon consummation of the transactions contemplated by the Stock Purchase Agreement, will be owned of record by the Company and Macpherson free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever other than those liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims created by the Company or Macpherson or as the result of actions of the Company or Macpherson after the consummation of the transactions contemplated by the Stock Purchase Agreement;

                  (v) to the best knowledge of such counsel, Macpherson and GEMC do not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

                  (vi) the Stock Purchase Agreement has been duly authorized, executed and delivered by Macpherson and GEMC and is a legal, valid and binding agreement of Macpherson and GEMC, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

                  (vii) no approval, authorization, consent or order of or
            filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the performance by Macpherson and GEMC of its obligations under the Stock Purchase Agreement or consummation of the transactions contemplated thereby or, if required, has been obtained in connection with the execution, delivery or performance by the Macpherson or GEMC of the Stock Purchase Agreement or any of the instruments or agreements referenced therein or the taking of any action therein contemplated;

                  (viii) the execution, delivery and performance of the Stock
            Purchase Agreement by Macpherson and GEMC and the consummation by Macpherson and GEMC of the transactions contemplated thereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), any provisions of the charter or by-laws of Macpherson or GEMC or under any provision of any license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument, of which such counsel is aware, to which Macpherson or GEMC is a party or by which any of them or their respective properties may be bound or affected, or, to such counsel's best knowledge, under any law, regulation or rule or any decree, judgment or order applicable to Macpherson or GEMC;

                  (ix) to the best of such counsel's knowledge, neither
            Macpherson or GEMC is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any license, indenture, mortgage, deed of trust, bank loan or credit agreement or any other agreement or instrument to which Macpherson or GEMC is a party or by which any of them or their respective properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to Macpherson or GEMC which could reasonably be expected to have Macpherson Material Adverse Effect; and

                  (x) to the best of such counsel's knowledge, there are no
            actions, suits or proceedings pending or threatened against Macpherson or GEMC or any of their respective properties, at law or in equity or before or by any commission, board, body, authority or agency which could reasonably be expected to have a Macpherson Material Adverse Effect.

            (d) You shall have received from each of KPMG Peat Marwick LLP and Arthur Andersen LLP letters dated as of the date of this Agreement and the time of purchase and addressed to the Initial Purchaser in the forms heretofore approved by you.

            (e) You shall have received at the time of purchase, the favorable opinion of King & Spalding, counsel for the Initial Purchaser, dated the time of purchase, as to the matters referred to in subparagraphs (v),
      (vii), (x) and (xii) of paragraph (a) of this Section 7.

            In addition, such counsel shall state that they have advised you as to the requirements of the Securities Act and the applicable rules and regulations thereunder and rendered legal advice and assistance to you in the course of your investigation pertaining to, and your participation in the preparation of, the Offering Memorandum.

      Such counsel shall state that rendering such assistance involved, among other things, discussions and inquiries concerning various legal matters and the review of the documents referred to above. Such counsel shall state that they have also participated in conferences with your representatives, representatives of the Company and its counsel and independent public accountants during which the contents of the Offering Memorandum and related matters were discussed and reviewed. Such counsel shall state that, nothing has come to their attention that causes such counsel to believe that the Offering Memorandum (other than the financial statements and schedules and other financial and statistical data included therein as to which such counsel need express no belief), on the date of such Offering Memorandum and as of the date of the time of purchase, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (f) No amendment or supplement to the Offering Documents shall have been made to which you reasonably object in writing.

            (g) At the time of purchase, the Offering Memorandum and all amendments or supplements thereto, or modifications thereof, if any, taken together, shall not contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (h) Between the time of execution of this Agreement and the time of purchase, there has not been (i) any material adverse change, present or prospective, in the business, properties, results of operations, condition (financial or otherwise), assets or prospects of the Company, the Subsidiaries, and Macpherson and GEMC taken as a whole, other than as described in the Offering Memorandum, (ii) any transaction that is material to the Company, the Subsidiaries, and Macpherson and GEMC taken as a whole, entered into by such persons, other than as described in the Offering Memorandum, or (iii) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company, the Subsidiaries, and Macpherson and GEMC taken as a whole, that is material to such persons other than as described in the Offering Memorandum.

            (i) The Company will, at the time of purchase, deliver to you a certificate of two of its executive officers to the effect that the representations and warranties of the Company set forth in this Agreement and the conditions set forth in paragraph (f) and paragraph (g) have been met and are true and correct as of such date.

            (j) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Offering Documents as of the time of purchase as you may reasonably request.

            (k) The Company shall perform such of its obligations under this Agreement as are to be performed by the terms hereof at or before the time of purchase.

            (l) The Company, each of the Subsidiary Guarantors and the Trustee shall have entered into the Indenture and the Initial Purchaser shall have received executed counterparts thereof.

            (m) The Notes shall be eligible for trading in the PORTAL Market upon issuance.

            (n) The closing of the transactions contemplated by the Stock Purchase Agreement shall occur simultaneously with the closing of the transactions contemplated by this Agreement. The Company shall have provided to the Initial Purchaser and its counsel copies of all material documents required to be delivered by parties pursuant to the Stock Purchase Agreement in connection with the closing of the transactions thereunder. All consents, approvals, authorizations, orders or declarations of or from, or registrations, qualifications or filings with, any court or governmental agency or body required in connection with the transactions contemplated by the Stock Purchase Agreement shall have been obtained and shall be in full force and effect.

            (o) The Clinton Amendment, the Barudan Amendment and the ELC Acquisition Agreement shall be in full force and effect.

            (p) Prior to or simultaneously with the closing of the transactions contemplated by this Agreement, the Company shall have entered into the New Credit Agreement and the Initial Purchaser shall have received executed counterparts thereof and all other documents and agreements entered into in connection therewith, including but not limited to, such documents and agreements evidencing the release of liens on certain of the Company's assets under the Existing Credit Facility (as defined in the Offering Documents).

            (q) Prior to or simultaneously with the closing of the transactions contemplated by this Agreement, the Company shall have entered into the Clinton Amendment and the Initial Purchaser shall have received executed counterparts of the Clinton Amendment and all other documents and agreements entered into in connection therewith.

      8. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

      The obligations of the Initial Purchaser hereunder shall be subject to termination in its absolute discretion if, at any time prior to the time of purchase, trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on the New York Stock Exchange, or if a general banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in your judgment makes it impracticable to market the Notes.

      If the Initial Purchaser elects to terminate this Agreement as provided in this Section 8, the Company shall be notified promptly by letter or telegram.

      If the sale to the Initial Purchaser of the Notes, as contemplated by this Agreement, is not carried out by the Initial Purchaser for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(j), 6 and 9 hereof), and the Initial Purchaser shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

      9. Indemnity by the Company, the Subsidiary Guarantors and the Initial Purchaser.

      (a) The Company and each of the Subsidiary Guarantors, jointly and severally, agree to indemnify, defend and hold harmless the Initial Purchaser and any person who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), which, jointly or severally, the Initial Purchaser or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Document or any amendment or supplement thereto or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with information furnished in writing by the Initial Purchaser to the Company expressly for use in such Offering Document or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information necessary in order to make the statements regarding such information, in light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor any Subsidiary Guarantor shall be liable pursuant to this subsection (a) with respect to the Preliminary Offering Memorandum to the extent that any such loss, expense, liability or claim arises solely from the fact that the Initial Purchaser sold Notes to a person to whom there was not sent or given, on or prior to the written confirmation of such sale, a copy of the Offering Memorandum, as amended and supplemented, provided that the Company shall have previously furnished copies thereof to the Initial Purchaser in accordance with this Agreement and the Offering Memorandum, as amended and supplemented, would have corrected any such untrue statement or omission.

      If any action is brought against the Initial Purchaser or such other indemnified party in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Initial Purchaser shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have under this Section 9 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). The Initial Purchaser or such other indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Initial Purchaser or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the written consent of the Company, or if there is a final judgment with respect thereto, the Company agrees to indemnify and hold harmless the Initial Purchaser and each controlling person from and against any loss or liability by reason of such settlement or judgment.

      (b) The Initial Purchaser agrees to indemnify, defend and hold harmless the Company and the Subsidiary Guarantors, their respective directors and officers and any person who controls the Company and the Subsidiary Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), which, jointly or severally, the Company and the

Subsidiary Guarantors or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Document or any amendment or supplement thereto that is made in reliance upon and in conformity with information furnished in writing by or on behalf of the Initial Purchaser to the Company expressly for use in such Offering Document, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information necessary in order to make the statements regarding such information, in light of the circumstances under which they were made, not misleading.

      If any action is brought against the Company, the Subsidiary Guarantors or any such person in respect of which indemnity may be sought against the Initial Purchaser pursuant to the foregoing paragraph, the Company, the Subsidiary Guarantors or such person shall promptly notify the Initial Purchaser in writing of the institution of such action and the Initial Purchaser shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company, the Subsidiary Guarantors or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Subsidiary Guarantors or such person unless the employment of such counsel shall have been authorized in writing by the Initial Purchaser in connection with the defense of such action or the Initial Purchaser shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Initial Purchaser (in which case the Initial Purchaser shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Initial Purchaser and paid as incurred (it being understood, however, that the Initial Purchaser shall not be liable for the expenses of more than one separate law firm (in addition to any local counsel) in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Initial Purchaser shall not be liable for any settlement of any such claim or action effected without the written consent of the Initial Purchaser (which consent shall not be unreasonably withheld or delayed), but if settled with the written consent of the Initial Purchaser, or if there is a final judgment with respect thereto, the Initial Purchaser agrees to indemnify and hold harmless the Company, the Subsidiary Guarantors and each controlling person from and against any loss or liability by reason of such settlement or judgment.

      (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or is insufficient to hold harmless an indemnified party under this Section 9, in each case in respect of any losses, expenses, liabilities or claims required to be indemnified, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims

(i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchaser on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and of the Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes (net of discounts to the Initial Purchaser but before deducting expenses) received by the Company bear to the discounts received by the Initial Purchaser, in each cases as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Subsidiary Guarantors on the one hand and of the Initial Purchaser on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and the Subsidiary Guarantors or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, expenses, liabilities and claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

      (d) The Company, the Subsidiary Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total discount applicable to the Notes pursuant to this Agreement exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. Anything in this paragraph to the contrary notwithstanding, no party or parties from whom contribution may be sought shall be liable for contribution with respect to any claim or action settled without its written consent (which consent shall not be unreasonably withheld), but if settled with the written consent of such party, or if there is a final judgment with respect thereto, such party or parties from whom contribution may be sought agree to indemnify and hold harmless such other party or parties seeking contribution and each controlling person in respect thereof from and against any loss or liability by reason of such settlement or judgment.

      The Company and the Subsidiary Guarantors hereby acknowledge and agree with the Initial Purchaser that the statements set forth in (i) the last paragraph on the cover page of the Offering Documents and (ii) the last paragraph in boldface type on page five of the Offering Documents relating to stabilization constitute the only information furnished to the Company in writing by the Initial Purchaser expressly for use in the Offering Documents.

      (e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Initial Purchaser, or any person who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the Subsidiary Guarantors, their respective directors and officers or any person who controls the Company and the Subsidiary Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Company, the Subsidiary Guarantors and the Initial Purchaser agree promptly to notify the other of the commencement of any litigation or proceeding against it and, in the case of the Company and the Subsidiary Guarantors, against any of their respective officers and directors, in connection with the issuance and sale of the Notes, or in connection with the Offering Memorandum.

      10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Initial Purchaser, shall be sufficient in all respects if delivered or sent to Dillon, Read & Co. Inc., 535 Madison Avenue, New York, N.Y. 10022, Attention:
Syndicate Department and, if to the Company and the Subsidiary Guarantors, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 900 Milik Street, Carteret, New Jersey 07008, Attention: Chief Executive Officer.

      11. Construction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

      12. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Initial Purchaser and the Company, the Subsidiary Guarantors and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Initial Purchaser) shall acquire or have any right under or by virtue of this Agreement.

      13. Counterparts. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.

      If the foregoing Purchase Agreement correctly sets forth the understanding among the Company, the Subsidiary Guarantors and the Initial Purchaser, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Subsidiary Guarantors and the Initial Purchaser.

                                          Very truly yours,

                                          WILLCOX & GIBBS, INC.


                                          By /s/ [Illegible]
                                             ---------------------------------
                                             Title: CEO


                                          WG APPAREL, INC.


                                          By /s/ [Illegible]
                                             ---------------------------------
                                             Title: CEO


                                          CLINTON MANAGEMENT  CORP.


                                          By /s/ [Illegible]
                                             ---------------------------------
                                             Title: V.P.

                                          CLINTON MACHINERY
                                          CORPORATION


                                          By /s/ [Illegible]
                                             ---------------------------------
                                             Title: V.P.


                                          LEADTEC SYSTEMS, INC.


                                          By /s/ [Illegible]
                                             ---------------------------------
                                             Title: V.P.


                    [Signature page continued on next page]

                                          W&G DAON, INC.


                                          By /s/ [Illegible]
                                             ---------------------------------
                                             Title: President

                                          J&E SEWING SUPPLIES, INC.


                                          By /s/ [Illegible]
                                             ---------------------------------
                                             Title: President


                                          W&G TENNESSEE IMPORTS, INC.


                                          By /s/ [Illegible]
                                             ---------------------------------
                                             Title: President


                                          CLINTON LEASING CORP.


                                          By /s/ [Illegible]
                                             ---------------------------------
                                             Title: V.P.


                                          CLINTON EQUIPMENT CORP.


                                          By /s/ [Illegible]
                                             ---------------------------------
                                             Title: V.P.


                                          PARADISE COLOR CORP.


                                          By /s/ [Illegible]
                                             ---------------------------------
                                             Title: V.P.


                    [Signature page continued on next page]

The foregoing Purchase Agreement is
accepted and agreed to as of
  the date first above written:

DILLON, READ & CO. INC.,
   as Initial Purchaser



By /s/ [Illegible]
   ---------------------------------
    Title: Vice President

                                  SCHEDULE I

                        List of Subsidiaries and Liens

Subsidiaries

1.   WG Apparel, Inc.
2.   Clinton Machinery Corporation
3.   Clinton Management Corp.
4.   Leadtec Systems, Inc.
5.   W&G Daon, Inc.
6.   J&E Sewing Supplies, Inc.
7.   W&G Tennessee Imports, Inc.
8.   Clinton Leasing Corp.
9.   Clinton Equipment Corp.
10.  Paradise Color Corp.
11.  Willcox & Gibbs, Ltd.
12.  Sunbrand S.A. de C.V.
13.  Sunbrand Caribe S.A.
14.  Allied Machine Parts Ltd.
15.  M.E.C. (Sewing Machines) Ltd.
16.  Unity Sewing Supply Company (UK) Limited
17.  Allide Machine Parts Limited
18.  Matyork Limited
19.  Forest Needle Company Limited
20.  Morris & Ingram (Textiles) Limited
21.  Eildon Electronics Limited


Other Equity Investments

Pegasus Sewing Machine Mfg. Co., Ltd.


Liens

     The Company's indebtedness under the Financing and Security Agreement, dated as of February 1, 1996, between the Company and NationsBank, N.A. is secured by pledges of the capital stock of certain direct and indirect Subsidiaries of the Company as follows: 100% of the capital stock of WG Apparel, Inc., Leadtec Systems, Inc., Clinton Management Corp. and Clinton Machinery Corporation, and 66% of the capital stock of Willcox & Gibbs, Ltd. Such indebtedness will be repaid as of the time of purchase with a portion of the net proceeds of the offering of the Notes.